As filed with the Securities and Exchange Commission on August 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-1496050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 West Paces Ferry Road,

Suite 200

Atlanta, GA

(404) 504-7472

(Address of Principal Executive Offices) (Zip Code)

Repay Holdings Corporation 2021 Employee Stock Purchase Plan

(Full title of the plan)

Tyler B. Dempsey, Esq.

General Counsel

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Ghegan, Esq.

Heather M. Ducat, Esq.

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street, NE

Suite 3000

Atlanta, Georgia 30308

(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	1,000,000 (1)	$22.76 (2)	$22,760,000 (2)	$2,483.12(2)

(1)	This registration statement also covers, pursuant to Rule 416(a), any additional shares that become issuable under the plans by reason of any stock dividend, stock split or other similar transaction.
(2)

Estimated pursuant to Rules 457(h) and 457(c) solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on The Nasdaq Capital Market on August 12, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference, to the extent that such documents are considered filed with the SEC:

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April  23, 2021, Amendment No. 2 to the Annual Report on Form  10-K/A filed with the SEC on May 10, 2021 and Amendment No. 3 to the Annual Report on Form 10-K/A filed with the SEC on May 14, 2021 (File No. 001-38531).

(2) The Registrant’s Quarterly Report on Form 10-Q, for the fiscal quarter ended March  31, 2021, filed with the SEC on May 10, 2021 and Quarterly Report on Form 10-Q, for the fiscal quarter ended June  30, 2021, filed with the SEC on August 9, 2021 (File No. 001-38531).

(3) The Registrant’s Current Reports on Form 8-K, filed with the SEC on January  14, 2021, January  19, 2021, February  5, 2021, March  2, 2021, April  30, 2021, May  10, 2021 and June 15, 2021 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38531).

(4) The description of the Registrant’s securities contained in our Registration Statement on Form 8-A (File No.  001-38531), filed with the SEC on June 15, 2018, as updated by Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 (File No. 001-38531), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, unless those exhibits have specifically been incorporated by reference in this document:

Repay Holdings Corporation

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7472

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the shares of common stock registered hereby will be passed upon for the Company by Tyler B. Dempsey, Esq., General Counsel. Mr. Dempsey is paid a salary by the Company, is a participant in various employee benefit plans offered to the Company’s employees (including, upon effectiveness, the 2021 Employee Stock Purchase Plan), and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of the Company’s Class A common stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description

4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019)

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on July 17, 2019)

5.1	Opinion of Tyler B. Dempsey, Esq.

10.1	Repay Holdings Corporation 2021 Employee Stock Purchase Plan (incorporated by reference to Annex A to the Company’s proxy statement (File No. 001-38531), filed with the SEC on July 9, 2021)

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm for Repay Holdings Corporation

23.2	Consent of Tyler B. Dempsey, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page hereto)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act; and

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 18, 2021.

REPAY HOLDINGS CORPORATION

By:	/s/ Timothy J. Murphy
Name:	Timothy J. Murphy
Title:	Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Morris, Timothy J. Murphy and Tyler B. Dempsey or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Morris John Morris	Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2021

/s/ Timothy J. Murphy Timothy J. Murphy	Chief Financial Officer (Principal Financial Officer)	August 18, 2021

/s/ Thomas Sullivan Thomas Sullivan	Vice President, Corporate Controller (Principal Accounting Officer)	August 18, 2021

/s/ Shaler Alias Shaler Alias	President and Director	August 18, 2021

/s/ Peter Kight Peter Kight	Chairman of the Board	August 18, 2021

/s/ Paul Garcia Paul Garcia	Director	August 18, 2021

/s/ Maryann Goebel Maryann Goebel	Director	August 18, 2021

/s/ Robert H. Hartheimer Robert H. Hartheimer	Director	August 18, 2021

/s/ William Jacobs William Jacobs	Director	August 18, 2021

/s/ Richard Thornburgh Richard Thornburgh	Director	August 18, 2021